Exhibit 99.2

News Release

Ashland provides update on preliminary fiscal 2021 results and updated financial reporting, reflects the planned Performance Adhesives divestiture1

o	Fiscal-fourth quarter and fiscal year sales and adjusted EBITDA consistent with original expectations;
o	New discontinued operations accounting reflecting previously announced Performance Adhesives divestiture;
o	Planned fiscal-fourth quarter earnings release date on Tuesday, November 9, 2021;
o	Planned virtual Investor Day on Friday, November 12, 2021.

WILMINGTON, Del., November 1, 2021 – Ashland Global Holdings Inc. (NYSE: ASH) provided an update on its expected results for fiscal year end 2021, new discontinued operations reporting and planned earnings release date for the fiscal-fourth quarter.

Fiscal-fourth quarter 2021 preliminary results

Ashland expects to report sales for the fiscal year end and fourth-fiscal quarter of 2021 of approximately $2.1 billion and $591 million, respectively. These figures are $2.5 billion and $697 million, respectively, on the historical-reporting basis including Performance Adhesives.

In addition, Ashland expects to report Adjusted EBITDA for the fiscal year end and fourth-fiscal quarter of 2021 of approximately $495 million and $149 million, respectively. These figures are $571 million and $165 million, respectively, on the historical-reporting basis including Performance Adhesives as reconciled in Table 1 of this release.

“The Ashland team executed at a high level during the quarter despite continued challenges in global supply chain and logistics,” said Guillermo Novo, chairman and chief executive officer, Ashland. “Overall results for the year were consistent with our original expectations as we made incremental progress in successfully delivering products to our customers during the final weeks of the quarter. As we enter fiscal year 2022, supply-chain challenges and raw-material inflation continue to be issues for our team to actively manage. I look forward to discussing our outlook for 2022 and beyond during both our earnings call and virtual Investor Day presentation next week.”

Discontinued operations accounting

In addition to the previously announced agreement to sell the Performance Adhesives business and plans to report the results of that business as discontinued operations beginning with the fourth quarter results, Ashland has restated its income statement results for fiscal years 2019 and 2020 with the Performance Adhesives business reflected as discontinued operations. The restated income statement will be filed today with the

SEC via a Form 8-K. Ashland currently expects the sale of the business to close in the March quarter of 2022.

Fourth-quarter earnings release and webcast

Ashland Global Holdings Inc. (NYSE: ASH) will issue its fourth-quarter earnings release at approximately 5 p.m. ET on Tuesday, November 9, 2021. The company’s live webcast with securities analysts and investors will take place at 9 a.m. ET, Wednesday, November 10, 2021 and include an executive summary and detailed remarks. Simultaneously, the company will post a slide presentation in the Investor Relations section of its website http://investor.ashland.com.

Among those participating in the webcast presentation will be:

o	Guillermo Novo, chairman and chief executive officer;
o	Kevin Willis, senior vice president and chief financial officer; and
o	Seth Mrozek, director of investor relations.

The webcast and supporting materials will be accessible through the Investor Relations section of the Ashland website at http://investor.ashland.com. Following the live event, an archived version of the webcast and supporting materials will be available on the website for 12 months.

Investor Day reminder

As a reminder, Ashland will hold a virtual investor day on Friday, November 12, 2021 beginning at 9 a.m. ET.

The presentations will outline expectations for Ashland's future performance followed by a live question and answer session and a virtual innovation tradeshow. The virtual tradeshow will allow participants to experience an array of new technologies, innovations and applications that Ashland solvers around the world are contributing to meet customers’ needs. During the live event, additional Ashland leaders will be available to participate in virtual question and answer sessions.

To participate in Ashland’s virtual investor day, please register here.

The information in this release is preliminary, based upon information available at the time of this news release, and actual results may differ.

Use of Non-GAAP Measures

Ashland believes that by removing the impact of depreciation and amortization and excluding certain non-cash charges, amounts spent on interest and taxes and certain other charges that are highly variable from year to year, adjusted EBITDA provides Ashland’s investors with performance measures that reflect the impact to operations from trends in changes in sales, margin and operating expenses, providing a perspective not immediately apparent from net income. The adjustments Ashland makes to derive the non-GAAP measure of adjusted EBITDA exclude items which may cause short-term fluctuations in net income and which Ashland does not consider to be the fundamental attributes or primary drivers of its business. Adjusted EBITDA provides disclosure on the same basis as that used by Ashland’s management to evaluate financial performance on a consolidated and reportable segment basis and provide consistency in our financial reporting, facilitate internal and external comparisons of Ashland’s historical operating performance and its business units and provide continuity to investors for comparability purposes.

About Ashland
Ashland Global Holdings Inc. (NYSE: ASH) is a premier specialty materials company with a conscious and proactive mindset for sustainability. The company serves customers in a wide range of consumer and industrial markets, including adhesives, architectural coatings, automotive, construction, energy, food and beverage, nutraceuticals, personal care and pharmaceutical. Approximately 4,200 passionate, tenacious solvers – from renowned scientists and research chemists to talented engineers and plant operators – thrive on developing practical, innovative and elegant solutions to complex problems for customers in more than 100 countries. Visit www.ashland.com and www.ashland.com/sustainability to learn more.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Ashland has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “objectives,” “may,” “will,” “should,” “plans” and “intends” and the negative of these words or other comparable terminology. Ashland may from time to time make forward-looking statements in its annual reports, quarterly reports and other filings with the SEC, news releases and other written and oral communications. These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s future operating performance, financial condition and expected effects of the COVID-19 pandemic on Ashland’s business, operating cash flow and liquidity, as well as the economy and other future events or circumstances. These statements include but may not be limited to Ashland’s expectations regarding the impact of supply and logistics constraints on its financial results, its outlook for FY2022 and its ability to drive sales and earnings growth and realize further cost reductions.

Ashland’s expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw-material cost increases through price increases), and risks and uncertainties associated with the following: the impact of acquisitions and/or divestitures Ashland has made or may make (including the possibility that Ashland may not realize the anticipated benefits from such transactions); Ashland’s substantial indebtedness (including the possibility that such indebtedness and related restrictive covenants may adversely affect Ashland’s future cash flows, results of operations, financial condition and its ability to repay debt); severe weather, natural disasters, public health crises (including the current COVID-19 pandemic), cyber events and legal proceedings and claims (including product recalls, environmental and asbestos matters); the effects of the COVID-19 pandemic on the geographies in which we operate, the end markets we serve and on our supply chain and customers, and without limitation, risks and uncertainties affecting Ashland that are described in Ashland’s most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at http://www.sec.gov. Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements. The extent and duration of the COVID-19 pandemic on our business and operations is uncertain. Factors that will influence the impact on our business and operations include the duration and extent of the pandemic, the extent of imposed or recommended containment and mitigation measures, and the general economic consequences of the pandemic. Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Unless legally required, Ashland undertakes no obligation to update any forward-looking statements made in this news release whether as a result of new information, future events or otherwise.

1Financial results are preliminary until Ashland’s FY 2021 Form 10-K is filed with the SEC.

™ Trademark, Ashland or its subsidiaries, registered in various countries.

FOR FURTHER INFORMATION:

Investor Relations:Media Relations:

Seth A. MrozekCarolmarie C. Brown

+1 (302) 594-5010+1 (302) 995-3158

samrozek@ashland.com ccbrown@ashland.com

Ashland Global Holdings Inc. and Consolidated Subsidiaries		Table 1
Reconciliation of Non-GAAP Data - Adjusted EBITDA
Three months ended September 30, 2021 and the twelve months ended September 30, 2021

(In millions)	3 Months 9/30/21	Fiscal 2021
Net income (loss)	$43	$220
Income tax expense (benefit)	(2)	(38)
Net interest and other financing expense	38	56
Depreciation and amortization	64	244
EBITDA	143	482
(Income) loss from discontinued operations (net of taxes)	(10)	(47)
Key items included in EBITDA:
Environmental reserve adjustments	10	43
Restructuring, separation and other costs	—	10
Asset Impairments	3	13
Inventory adjustments	2	4
Net loss (gain) on acquisitions and divestitures	—	(11)
Loss (gain) on pension and other postretirement plan remeasurements	1	1
Total key items included in EBITDA	16	60
Adjusted EBITDA	$149	$495

Total key items included in EBITDA	$16	$60
Accelerated amortization of debt issuance costs	1	1
Debt refinancing costs	16	16
Unrealized gain on securities	5	(21)
Total key items, before tax	$38	$56

Historically Adjusted EBITDA	$165	$571
Performance Adhesives EBITDA	(22)	(84)
Stranded Costs, net of stranded D&A	(4)	(14)
Environmental adjustment	10	22
Adjusted EBITDA	$149	$495